EXHIBIT 4.32
AMENDMENT 1
to
LEASE AGREEMENT

This AMENDMENT 1 to Lease Agreement (“Amendment”) is effective as of December 1, 2025 (“Amendment Effective Date”) and amends the Lease Agreement, effective as of January 1, 2024 (the “Existing Lease” and together with, and as amended by, this Amendment, the “Amended Lease”), by and between Legend Biotech USA Inc. (“Lessee”) and GenScript USA Holding, Inc. (“Lessor”). Lessor and Lessee are each a “Party” and together constitute the “Parties” under this Amendment.

WHEREAS, the Parties entered into the Existing Lease to document the terms under which Lessee will lease the Demised Premises from Lessor;
WHEREAS, the Parties desire to make certain modifications to the Existing Lease, as further described herein;
    NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:
1.Capitalized terms not otherwise defined herein shall have the meaning set forth in the
Existing Lease.

2.Section 5 (Demised Premises) of the Reference Page (Basic Lease Provisions and Definitions) is hereby modified to refer to approximately 5,125 gross rentable square feet for the Laboratory Area and approximately 3,805 gross rentable square feet for the Administrative Area.

3.Section 6 (Basic Rent) of the Reference Page (Basic Lease Provisions and Definitions) is hereby modified such that the Basic Rent for the Demised Premises from the Amendment Effective Date through the Termination Date shall be $21,044.19 per month.

4.Section 9 (Term) of the Reference Page (Basic Lease Provisions and Definitions) is hereby deleted in its entirety and replaced with the following:

“9.    Term shall mean the Commencement Date through the Termination Date.”

5.Section 10 (Termination Date) of the Reference Page (Basic Lease Provisions and Definitions) is hereby deleted in its entirety and replaced with the following:

“10.     Termination Date shall mean June 30, 2026; provided that Lessee may terminate this Lease prior to expiration of the Term by providing Lessor not less than two (2) months’ prior written notice. Ant extension of the Term beyond the Termination Date shall require mutual agreement of Lessor and Lessee.”

6.Section 12 (Lessee’s Percentage) of the Reference Page (Basic Lease Provisions and Definitions) is hereby deleted in its entirety and replaced with the following:

“12.     Lessee’s Percentage shall mean 14%, subject to adjustment as set forth in Paragraph 41A.”

7.The last two sentences of Section 23 (Additional Rent) are hereby deleted in their entirety and replaced with the following:

        CONFIDENTIAL

“The additional rent from July 1, 2025 through November 30, 2025 shall be $21,509.28 each month and the additional rent from December 1, 2025 through the Termination Date shall be $9,111.34 each month.”

8.Section 57 (Extension Option) is hereby deleted in its entirety. Any references in the Existing Lease to an Extension Term shall refer to any prior Extension Terms prior to the Amendment Effective Date.

9.Exhibit A is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

10.This Amendment is effective as of the Amendment Effective Date. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Lease are and will remain in full force and effect, and are hereby ratified and confirmed by the Parties. On and after the Amendment Effective Date, each reference in the Existing Lease to "this Lease," "the Lease," "hereunder," "hereof," "herein" or words of like import, and each reference to the Existing Lease in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Existing Lease, will mean and be a reference to the Amended Lease.

11.This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Any photocopy, facsimile or electronic reproduction of this Amendment shall constitute an original.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers as of the Amendment Effective Date, each copy of which shall for all purposes be deemed to be an original.
LEGEND BIOTECH USA INC.             GENSCRIPT USA HOLDING, INC.

By: /s/ Carlos Santos_________                By: /s/ Martin Rexroad____________
Name: Carlos Santos                    Name: Martin Rexroad____________
Its: Chief Financial Officer____                Its: GM of US Site________________
Date: 11/25/2025                    Date: 12/1/2025__________________

Exhibit A
Plans Showing Demised Premises

Administration Area

Laboratory Area